UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2013

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Report is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On November 19, 2013, American Superconductor Corporation (“AMSC”, or the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the private securities class action litigation pending against it in the United States District Court for the District of Massachusetts (the “Court”), which will resolve the claims asserted against the Company, certain of its current and former officers and directors, and the underwriters in the previously disclosed putative securities class action consolidated complaint, Lenartz v. American Superconductor Corporation, et al., Docket No. 1:11-cv-10582-WGY. The terms of the Stipulation provide, among other things, a settlement payment by the Company of $10 million, $8.2 million of which will be funded by the Company’s insurers and $1.8 million of which is expected to be paid through the issuance of 944,882 shares of its common stock (the “Settlement Shares”). In the event that the value of the Settlement Shares (as calculated under the Stipulation) decreases as of the effective date of the settlement, the Company is required to make a cash payment for the difference in value. As of March 31, 2013, the Company established a reserve for the anticipated cost to settle this class action litigation.

The terms of the Stipulation are subject to approval by the Court following notice to all class members. The issuance of the Settlement Shares is expected to be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s expectation concerning the settlement of the pending class action securities litigation, the adequacy of the Company’s reserve, and the availability of Section 3(a)(10) to exempt the issuance of the Settlement Shares from the registration requirements of the Securities Act of 1933, as amended, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties, including: the failure to obtain approval of the Stipulation by the Court, delay in obtaining such approval, or such approval, if granted, being upheld on appeal; risks related to decisions by stockholders to opt out of or object to the Stipulation, and who may have a right to assert their own claims against the Company; the dilutive impact of the issuance of the proposed Settlement Shares on the Company’s stock price; the potential impact on the Company’s stock price of sales of the proposed Settlement Shares into the public market; the risk that the value of the Settlement Shares declines as of the effective date of the settlement; and general economic and capital markets conditions. These and the important factors discussed in the “Risk Factors” section of the Company’s most recent quarterly or annual report filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: November 20, 2013	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer